Exhibit 99.1

Laird Superfood Reports Third Quarter 2020 Financial Results

Net Sales Increased to $7.6 Million, up 118% Year-Over-Year

Completed Initial Public Offering, Raising $64.1 Million of Net Cash

National Roll Out of Laird Superfood Liquid Creamer in Q320

SISTERS, Oregon – November 12, 2020 – Laird Superfood, Inc. (NYSE American: LSF) (“Laird Superfood”), today reported financial results for its third quarter ended September 30, 2020.

Third Quarter 2020 Highlights

•	Net Sales increased to $7.6 million, an increase of 118% year over year.

•	Online sales contributed 49% of net sales, with lairdsuperfood.com sales growing 115% year over year.

•	Wholesale sales contributed 50%, increasing 223% year over year, as retail door expansion reached approximately 7,200 locations.

•	Liquid creamer rolled out to more than 1,200 locations, including Whole Foods and Kroger.

•	Gross profit was $1.9 million and gross margin was 24.7%, compared to gross profit of $1.5 million and a gross margin of 41.9% in the prior year period.

•	Net loss attributable to common stockholders was $4.0 million, or $0.86 per diluted share, compared to net loss of $2.4 million, or $0.66 per diluted share in the prior year period.

Paul Hodge Jr., Co-founder, President and Chief Executive Officer of Laird Superfood, commented, “The third quarter of 2020, our first quarter as a publicly traded company, was a record quarter for us with 118% year over year revenue growth, reflecting continued strength across the business. Our plant-based superfood products appeal to the growing desire for high quality, all-natural whole food ingredients that are also sustainably sourced and packaged.”

Hodge Jr. continued, “We are in the early stages of a long-term growth strategy built on market penetration into billion dollar-plus addressable markets like creamer, coffee and hydration. As a native digital platform, our loyal customer community continues to grow, reflecting the authenticity associated with the Laird Superfood brand. Mahalo to our dedicated team who achieved so much so far this year, despite adapting quickly through the pandemic, while staying focused on our operating goals and true to our culture and values.”

For the Three Months Ended September 30, 2020

	Three Months Ended September 30,
	2020		2019
	$	% of Total	$	% of Total
Coffee Creamers	$5,223,724	69%	$2,224,596	64%
Hydration and Beverage Enhancing Supplements	1,031,834	14%	633,264	18%
Coffee, Tea, and Hot Chocolate Products	2,188,022	29%	578,379	16%
Other	168,720	2%	139,096	4%

Gross Sales	8,612,300	114%	3,575,335	102%
Shipping income	25,737	0%	132,033	4%
Returns and discounts	(1,024,964)	(14%)	(220,033)	(6%)

Sales, net	$7,613,073	100%	$3,487,335	100%

	Three Months Ended September 30,
	2020		2019
	$	% of Total	$	% of Total
Online	$3,713,773	49%	$2,229,878	64%
Wholesale	3,773,285	50%	1,168,306	34%
Food Service	126,015	1%	89,151	2%

Sales, net	$7,613,073	100%	$3,487,335	100%

Net sales increased 118% to $7.6 million in the third quarter of 2020 compared to $3.5 million in the third quarter of 2019. Growth in net sales in the third quarter of 2020 was driven primarily by a combination of growth in online and wholesale channels, primarily caused by an increase in sales volume across product lines.

Gross profit was $1.9 million compared to $1.5 million in the prior year period. Gross margin was 24.7% of net sales in the third quarter of 2020, compared to 41.9% of net sales in the prior year period. The decrease in gross margin was primarily due to disposal costs related to the early production and distribution of the liquid creamer product line, elevated outbound shipping costs, and increased co-packing costs primarily associated with the liquid creamer product line.

Operating expenses of $5.3 million compared to $3.9 million in the year ago period reflect General and Administrative expense increases of $843,000, primarily related to the Company’s Initial Public Offering, as well as Sales and Marketing expense increases of $554,000, primarily related to a stock option modification expense.

Loss from operations was $3.4 million in the third quarter of 2020, compared to a loss of $2.4 million in the prior year period.

Net loss attributable to common stockholders was $4.0 million, or $0.86 per diluted share, in the third quarter of 2020, compared to a loss of $2.4 million, or $0.66 per diluted share, in the prior year period.

Valerie Ells, Chief Financial Officer, commented, “We are thrilled with our record net sales performance in the third quarter, which furthers our conviction in the strength of our brand and the compelling addressable market opportunities in front of us. Market share and customer growth are our major priorities and this quarter demonstrated that our authentic brand, and meeting consumers where they are across our omnichannel platform, resonates with today’s consumer seeking healthy, plant-based and sustainable products. We remain confident in our ability to leverage our fixed cost structure as we focus on driving the top line while taking steps toward long-term profitability.”

For the Nine Months Ended September 30, 2020

	Nine Months Ended September 30,
	2020		2019
	$	% of Total	$	% of Total
Coffee Creamers	$13,241,592	71%	$5,933,639	66%
Hydration and Beverage Enhancing Supplements	2,881,132	15%	1,475,051	16%
Coffee, Tea, and Hot Chocolate Products	4,167,163	22%	1,309,524	15%
Other	368,983	2%	346,210	4%

Gross Sales	20,658,870	110%	9,064,424	101%
Shipping income	221,082	1%	329,342	4%
Returns and discounts	(2,174,824)	(11%)	(461,124)	(5%)

Sales, net	$18,705,128	100%	$8,932,642	100%

	2020		2019
	$	% of Total	$	% of Total
Online	$10,049,039	54%	$5,325,768	60%
Wholesale	8,324,286	45%	3,449,941	39%
Food Service	331,803	1%	156,933	1%

Sales, net	$18,705,128	100%	$8,932,642	100%

Net sales increased 109% to $18.7 million for the nine months ended September 30, 2020 compared to $8.9 million in the prior year period.

Gross profit was $5.3 million, or 28.4% of net sales, for the nine months ended September 30, 2020, compared to $3.6 million, or 40.7% of net sales, in the prior year period. The increase in gross profit was primarily due to sales growth. The decrease in gross margin was primarily due to elevated inbound freight expenses in response to an unanticipated increase in demand associated with COVID-19, elevated disposal costs related to the early production and distribution of the new liquid creamer product line and increased co-packing costs primarily associated with the liquid creamer product line.

Operating expenses of $13.7 million compared to $10.2 million in the year ago period reflect General and Administrative expense increases of $1.9 million, primarily related to the Company’s Initial Public Offering and an asset impairment recorded during the second quarter, as well as Sales and Marketing increases of $1.5 million, primarily related to stock option modification expense and increased advertising and payroll expenses.

Loss from operations was $8.4 million for the nine months ended September 30, 2020, compared to $6.5 million in the prior year period.

Net loss attributable to common stockholders was $10.0 million, or $2.26 per diluted share, for the nine months ended September 30, 2020 compared to $6.3 million, or $1.79 per diluted share, in the prior year period.

Balance Sheet and Cash Flow Highlights

The Company’s cash and cash equivalents were $72.9 million as of September 30, 2020 and total outstanding debt was $51,000. Cash and cash equivalents as of September 30, 2020 includes the net proceeds from the Company’s IPO. Net cash used in operating activities was $7.1 million in the nine months ended September 30, 2020, compared to $6.9 million in the prior year period.

Capital expenditures totaled $875,000 for the nine months ended September 30, 2020, compared to $1.6 million in the prior year period.

Successful Initial Public Offering

On September 25, 2020, the Company completed its initial public offering (“IPO”), in which it issued and sold 3,047,500 shares of common stock at a public offering price of $22.00 per share for net proceeds to the Company of approximately $62.1 million, after deducting underwriting discounts, commissions and estimated offering expenses. Danone Manifesto Ventures purchased $2.0 million of the Company’s common stock in a private placement immediately subsequent to the consummation of the IPO, at a price per share of $22.00. The Company continues to expect to use the net proceeds from the IPO for working capital and general corporate purposes, including operating expenses and capital expenditures. Additionally, the Company may use a portion of the net proceeds to acquire businesses or products. On September 30, 2020, subsequent to the IPO, there were 8,874,890 shares of common stock outstanding.

Conference Call and Webcast Details

The Company will host a conference call and webcast at 5:00 p.m. ET today to discuss the results. The live conference call can be accessed by dialing (833) 772-0381 from the U.S. or (236) 384-2050 internationally and using access code 1754637. Alternatively, participants may access the live webcast on the Laird Superfood Investor Relations website at https://investors.lairdsuperfood.com under “Events.”

About Laird Superfood

Laird Superfood, Inc. creates award-winning, plant-based superfood products that are both delicious and functional. The Company’s products are designed to enhance your daily ritual and keep consumers fueled naturally throughout the day. The Company was co-founded in 2015 by the world’s most prolific big-wave surfer, Laird Hamilton. Laird Superfood’s offerings are environmentally conscientious, responsibly tested, and made with real ingredients. Shop all products online at lairdsuperfood.com and join the Laird Superfood community on social media for the latest news and daily doses of inspiration.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Laird Superfood’s future financial performance, including our outlook for fiscal year 2020. These forward-looking statements are based on Laird Superfood’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Laird Superfood’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to: (1) the effects of the current COVID-19 pandemic, or of other global outbreaks of pandemics or contagious diseases or fear of such outbreaks, including on our supply chain, the demand for our products, and on overall economic conditions and consumer confidence and spending levels; (2) our expectations regarding our revenue, expenses and other operating results; (3) our ability to acquire new customers and successfully retain existing customers; (4) our ability to attract and retain our suppliers, distributors and co-manufacturers; (5) our expectations regarding real or perceived quality with our products or other issues that adversely affect our brand and reputation; (6) our ability to innovate on a cost-effective basis, predict changes in consumer preferences and develop successful new products and marketing strategies in response; (7) expectations regarding prices and availability of raw materials and other inputs, a substantial amount of which come from a limited number of suppliers outside the United States, including in areas which may be adversely affected by climate change; (8) effects of changes in the tastes and preferences of our consumers and consumer preferences for natural and organic food products; (9) the financial condition of, and our relationships with, our suppliers, co-manufacturers, distributors, retailers and foodservice customers, as well as the health of the foodservice industry generally; (10) effects of real or perceived quality or health issues with our products or other issues that adversely affect our brand and reputation; (11) the ability of ourselves, our suppliers and co-manufacturers to comply with food safety, environmental or other laws or regulations; (12) our plans for future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements; (13) the costs and success of our marketing efforts, and our ability to promote our brand; (14) our reliance on key personnel and our ability to identify, recruit and retain skilled and general working personnel; (15) our ability to effectively manage our growth; (16) our ability to compete effectively with existing competitors and new market entrants; (17) the impact of adverse economic conditions; and (18) the growth rates of the markets in which we compete.

Contacts:

Investors:

Ashley DeSimone

Ashley.DeSimone@icrinc.com

LAIRD SUPERFOOD, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Sales, net	$7,613,073	$3,487,335	$18,705,128	$8,932,642
Cost of goods sold	(5,734,144)	(2,026,930)	(13,384,880)	(5,296,485)

Gross profit	1,878,929	1,460,405	5,320,248	3,636,157

General and administrative
Salaries, wages and benefits	1,031,425	637,913	2,652,500	1,758,080
Stock-based compensation	290,148	145,281	589,600	436,996
Professional fees	274,244	143,424	647,422	362,134
Office expense	142,269	125,594	364,518	306,075
Occupancy	57,378	52,095	167,151	95,985
Merchant service fees	103,306	44,100	248,355	111,683
Netsuite subscription expense	33,173	35,125	90,491	112,559
Impairment on asset held for sale	—	—	239,734	—
Other expense	286,876	192,770	651,061	526,289

Total general and administrative expenses	2,218,819	1,376,302	5,650,832	3,709,801

Research and product development
Salaries, wages and benefits	54,454	77,970	202,287	132,691
Stock-based compensation	2,310	2,045	6,694	5,549
Other expense	46,115	29,963	155,009	48,172

Total research and product development expenses	102,879	109,978	363,990	186,412

Sales and marketing
Salaries, wages and benefits	613,961	744,964	2,057,517	1,930,485
Stock-based compensation	520,022	70,271	630,456	101,150
General marketing	325,033	525,521	895,917	1,279,391
Advertising	1,250,169	730,912	3,340,592	1,998,131
Amazon selling fee	179,425	159,153	575,313	386,648
Travel expense	4,908	82,937	78,872	266,978
Other expense	45,543	71,322	148,911	302,517

Total sales and marketing expenses	2,939,061	2,385,080	7,727,578	6,265,300

Total expenses	5,260,759	3,871,360	13,742,400	10,161,513

Operating loss	(3,381,830)	(2,410,955)	(8,422,152)	(6,525,356)

Other income (expense)
Interest and dividend income	20,496	56,602	51,521	149,332
Gain on sale of available-for-sale securities	6,250	—	13,927	—
Interest expense	—	(18,829)	—	(18,829)
Grant income	—	—	—	50,000

Total other income	26,746	37,773	65,448	180,503

Loss before income taxes	(3,355,084)	(2,373,182)	(8,356,704)	(6,344,853)
Benefit from income taxes	—	—	—	—

Net loss	$(3,355,084)	$(2,373,182)	$(8,356,704)	$(6,344,853)

Less deemed dividend of beneficial conversion feature	—	—	825,366	—
Less deemed dividend on warrant discount	(645,939)	—	(825,366)	—

Net loss attributable to Laird Superfood, Inc. common stockholders	$(4,001,023)	$(2,373,182)	$(8,356,704)	$(6,344,853)

Net loss per share attributable to Laird Superfood, Inc common stockholders:
Basic	$(0.86)	$(0.66)	$(1.89)	$(1.79)

Diluted	$(0.86)	$(0.66)	$(1.89)	$(1.79)

Weighted-average shares of common stock outstanding used in computing net loss per share of common stock	4,672,041	3,592,735	4,427,114	3,541,001

LAIRD SUPERFOOD, INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities
Net loss	$(8,356,704)	$(6,344,853)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	344,162	198,970
Loss on disposal of equipment	—	483
Stock-based compensation	1,382,864	546,475
Noncash conversion of note payable to grant income	—	(50,000)
Impairment on asset held for sale	239,734	—
Gain on sale of investment securities available-for-sale	13,927	—

Changes in operating assets and liabilities:
Accounts receivable	(397,669)	(214,122)
Inventory	(1,441,766)	(1,402,745)
Prepaid expenses and other current assets	(1,582,315)	(61,736)
Deferred rent	270,731	163,365
Deposits	33,009	3,115
Other assets	7,599	3,528
Accounts payable	1,613,754	(166,799)
Payroll liabilities	207,675	318,513
Accrued expenses	567,103	62,447

Net cash from operating activities	(7,097,896)	(6,943,359)

Cash flows from investing activities
Purchase of property, equipment, and software	(874,764)	(1,645,800)
Deposits on equipment to be acquired	—	(338,560)
Sale of investment securities available-for-sale	516,459	—
Purchase of investment securities available-for-sale	—	(13,445,050)
Proceeds from maturities of investment securities available-for-sale	4,475,000	7,004,232

Net cash from investing activities	4,116,695	(8,425,178)

Cash flows from financing activities
Issuance of common stock	66,104,477	6,663,910
Issuance of preferred stock	10,000,006	—
Common stock repurchases	(20,532)	(1,079,878)
Stock options exercised	119,838	34,667
Common stock issuance costs	(1,131,291)	—
Preferred stock issuance costs	(147,721)	(52,073)

Net cash from financing activities	74,924,777	5,566,626

Net change in cash and cash equivalents	71,943,576	(9,801,911)
Cash and cash equivalents, beginning of period	1,004,109	17,340,023

Cash and cash equivalents, end of period	$72,947,685	$7,538,112

Supplemental disclosures of cash flow information
Interest paid	$—	$18,829

Supplemental disclosures of non-cash information
Unrealized gain on available-for-sale securities	$924	$56,081

Purchases of equipment included in deposits at the beginning of the period	$14,699	$4,577

Purchases of land included in prepaids and other current assets at the beginning of the period	$—	$40,000

LAIRD SUPERFOOD, INC.

BALANCE SHEETS

(Unaudited)

	As of
	September 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$72,947,685	$1,004,109
Accounts receivable, net	782,475	384,806
Investment securities available-for-sale	480,747	5,485,209
Inventory	3,877,731	2,435,965
Prepaid expenses and other current assets	2,173,123	590,808
Deposits	95,619	143,327

Total current assets	80,357,380	10,044,224

Noncurrent assets
Property and equipment, net	3,208,853	3,153,286
Fixed assets held for sale	250,000	—
Licensing agreement—intangible	132,100	132,100
Deferred rent	2,786,701	3,057,432
Other assets	7,544	15,143

Total noncurrent assets	6,385,198	6,357,961

Total assets	$86,742,578	$16,402,185

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$2,338,505	$724,751
Payroll liabilities	698,767	491,092
Accrued expenses	868,149	301,046

Total current liabilities	3,905,421	1,516,889

Long-term liabilities
Note payable	51,000	51,000

Total long-term liabilities	51,000	51,000

Total liabilities	3,956,421	1,567,889

Commitments and contingencies (Note 9)

Convertible preferred stock
Preferred stock, $0.001 par value, 5,000,000 and 1,329,680 shares authorized as of September 30, 2020 and December 31, 2019, respectively;
Series A-1 Preferred Stock, 0 shares authorized, issued, and outstanding as of September 30, 2020; 1,177,426 shares authorized, 162,340 issued and outstanding, and 609,078 undesignated as of December 31, 2019; Series A-2 Preferred Stock 0 shares authorized, issued, and outstanding as of September 30, 2020; 152,253 shares authorized, issued, and outstanding as of December 31, 2019	—	6,722,951

Total convertible preferred stock	—	6,722,951

Stockholders’ equity
Common stock, $0.001 par value, 100,000,000 and 9,600,000 shares authorized as of September 30, 2020 and December 31, 2019; 9,239,638 and 8,874,890 issued and outstanding at September 30, 2020, respectively; 4,551,950 and 4,188,558 issued and outstanding at December 31, 2019, respectively	8,875	4,188
Additional paid-in capital	110,210,155	27,184,250
Accumulated other comprehensive income (loss)	698	(226)
Accumulated deficit	(27,433,571)	(19,076,867)

Total stockholders’ equity	82,786,157	8,111,345

Total liabilities, convertible preferred stock and stockholders’ equity	$86,742,578	$16,402,185